UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 28 2018

XIANGTIAN (USA) AIR POWER CO., LTD.
(Name of Small Business Issuer in its Charter)

Nevada	87-0640467
(State or Jurisdiction of Incorporation or	(I.R.S. Employer Identification No.)
Organization)

No. 6 Longda Road Yanjiao Development Zone
Sanhe City, Hebei Province, China 065201
(Address of principal executive offices)

001 240-252-1578
(Telephone Number of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)

On June 28, 2018, Xiangtian (USA) Air Power Co., Ltd. (the “Company”) dismissed its independent registered public accounting firm, Weinberg & Company, P.A. (“Weinberg”). The Company’s Audit Committee approved the dismissal of Weinberg as the Company’s independent registered public accounting firm. The audit report of Weinberg on the Company’s consolidated financial statements for the fiscal year ended July 31, 2017 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles, except that Weinberg’s report on the Company’s financial statements for the year ended July 31, 2017 contained an explanatory paragraph stating that there was substantial doubt as to the Company’s ability to continue as a going concern.

In the fiscal year ended July 31, 2017 and in the subsequent interim period through June 28, 2018, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and Weinberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of Weinberg, would have caused Weinberg to make reference to the matter in its report on the financial statements for the fiscal year ended July 31, 2017.

In the fiscal year ended July 31, 2017 and in the subsequent interim period through June 28, 2018, there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K), except that, as reported in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2017 (the “2017 10-K”), the Company reported material weaknesses in its internal control over financial reporting during such period. As disclosed in the 2017 10-K, the Company concluded that its internal control over financial reporting was not effective as of July 31, 2017 due to the existence of material weaknesses in the Company’s internal control over financial reporting related to (i) ineffective control environment; (ii) ineffective controls over financial statement close and reporting process; (iii) inadequate controls over recording of sales and accounts receivable; (iv) inadequate controls over inventory valuation; (v) inadequate controls over the evaluation of prepayments; (vi) inadequate controls over the depreciation of property and equipment and (vii) inadequate controls over information technology. Weinberg’s report on the effectiveness of the Company’s internal control over financial reporting as of July 31, 2017, which was included in the 2017 10-K, contained an adverse opinion thereon.

Weinberg was not the Company’s independent registered public accounting firm during the fiscal year ended July 31, 2016.

The Company has provided Weinberg with a copy of the foregoing disclosures and requested that Weinberg furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Effective upon the dismissal of Weinberg, the Company, as authorized by the Audit Committee, engaged Friedman LLP (“Friedman”) as the new independent registered public accounting firm of the Company.

During the two most recent fiscal years, ended July 31, 2017 and July 31, 2016 and for the period from August 1, 2017 through June 28, 2018, neither the Company nor anyone on its behalf consulted Friedman regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Company’s financial statements, nor has Friedman provided to the Company a written report or oral advice regarding such principles or audit opinion; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in Item 304(a) (1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit Index

Exhibit No.	Description

16.1	Letter dated June 29, 2018 from Weinberg & Company, P.A. to the Securities and Exchange Commission.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2018

XIANGTIAN (USA) AIR POWER CO., LTD.

By:	/s/ Zhou Deng Hua
Name: Zhou Deng Hua
Title: Chief Executive Officer